Exhibit 99.2

NYM HOLDING, INC AND SUBSIDIARIES

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

Unaudited Condensed Consolidated Financial Statements:
Condensed Consolidated Balance Sheets as of December 31, 2016 and March 31, 2016 (unaudited)	2
Condensed Consolidated Statements of Operations for the three and nine months ended December 31, 2016 and 2015 (unaudited)	3
Condensed Consolidated Statements of Cash Flows for the nine months ended December 31, 2016 and 2015(unaudited)	4
Notes to Unaudited Condensed Consolidated Financial Statements	5 – 20

NYM HOLDING, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,	March 31,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$9,029,483	$551,782
Restricted cash	1,030,000	-
Accounts receivable, net	2,556,173	1,814,533
Inventories, net	9,522,378	8,200,557
Prepaid expenses and other current assets	615,800	473,608
Total current assets	22,753,834	11,040,480
Property and equipment, net	9,337,070	9,770,382
Intangible assets, net	1,333,334	1,433,333
Security deposits	766,237	925,477
Advances and receivables - related parties	11,188,892	5,368,002
Total assets	$45,379,367	$28,537,674

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,739,991	$10,545,342
Deferred revenue	200,537	145,497
Borrowings against term loan and lines of credit, current, net	801,671	30,185
Notes payable, current	276,055	208,059
Capital lease obligations, current	35,963	48,303
Accrued expenses	1,748,608	1,026,871
Taxes payable	1,232,482	1,693,872
Other payables, current	657,810	654,175
Total current liabilities	19,693,117	14,352,304
Borrowings against term loan and lines of credit, non-current, net	13,285,829	3,561,609
Notes payable, non-current	468,959	424,291
Capital lease obligations, non-current	14,784	40,468
Deferred rent	5,333,797	4,930,154
Other payables, non-current	34,800	37,800
Deferred income taxes, net	391,783	79,422
Total liabilities	39,223,069	23,426,048
Commitments and contingencies
Shareholders’ equity
Common stock, $0.001 par value; 10,000 shares authorized, 1,000 shares issued and outstanding	1	1
Additional paid-in capital	9,446,545	9,446,545
Accumulated deficit	(3,290,248)	(4,334,920)
Total shareholders’ equity	6,156,298	5,111,626
Total liabilities and shareholders’ equity	$45,379,367	$28,537,674

See accompanying notes to the unaudited condensed consolidated financial statements

NYM HOLDING, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Net sales	$32,327,248	$33,031,640	$90,874,879	$93,800,416
Net sales-related parties	2,589,866	1,699,216	6,219,027	4,419,850
Total net sales	34,917,114	34,730,856	97,093,906	98,220,266
Cost of sales	25,721,677	25,336,963	71,562,219	72,564,072
Occupancy costs	1,791,325	1,746,055	5,396,778	5,286,798
Gross profit	7,404,112	7,647,838	20,134,909	20,369,396
Selling, general and administrative expenses	6,485,191	5,554,849	18,841,217	15,610,416
Income from operations	818,921	2,092,989	1,293,692	4,758,980
Interest expense, net	(62,260)	(57,576)	(152,551)	(166,027)
Other income	249,834	150,795	758,274	578,897
Income before income taxes	1,106,495	2,186,208	1,899,415	5,171,850
Income tax provision	497,929	983,794	854,743	2,327,333
Net income	$608,566	$1,202,414	$1,044,672	$2,844,517
Net income per share:
Basic	$609	$1,202	$1,045	$2,845
Diluted	$609	$1,202	$1,045	$2,845
Weighted average shares outstanding:
Basic	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000

See accompanying notes to the unaudited condensed consolidated financial statements

NYM HOLDING, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	December 31,	December 31,
	2016	2015
Cash flows from operating activities
Net income	$1,044,672	$2,844,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,165,643	1,012,263
Amortization expense of intangible assets	99,999	100,001
Deferred income taxes	312,360	840,883
Changes in operating assets and liabilities:
Accounts receivable	(741,643)	(216,526)
Receivables – related parties	(1,831,033)	(1,412,837)
Inventories	(1,321,821)	12,842
Prepaid expenses and other current assets	(142,192)	(351,096)
Security deposits	159,240	(11,911)
Accounts payable	4,194,650	1,334,656
Deferred revenue	55,040	54,922
Accrued expenses	(28,263)	114,766
Taxes payable	(461,390)	1,401,741
Deferred rent	403,644	414,089
Other payables	635	(756,467)
Net cash provided by operating activities	2,909,541	5,381,843
Cash flows from investing activities
Advances to related parties	(3,989,857)	(2,963,532)
Acquisition of property and equipment	(732,329)	(918,245)
Net cash used in investing activities	(4,722,186)	(3,881,777)
Cash flows from financing activities
Payments on amount due to a shareholder	-	(1,124,407)
Borrowings against term loan	15,000,000	-
Borrowings against lines of credit	200,000	847,117
Payments on lines of credit borrowings	(3,791,794)	(12,119)
Borrowings on notes payable	288,129	18,516
Payments on notes payable	(175,465)	(278,203)
Payments on capital lease obligations	(38,024)	(56,050)
Deferred financing costs	(162,500)	-
Change in restricted cash	(1,030,000)	-
Net cash provided by (used in) financing activities	10,290,346	(605,146)
Net increase in cash and cash equivalents	8,477,701	894,920
Cash and cash equivalents at beginning of the period	551,782	494,738
Cash and cash equivalents at the end of the period	$9,029,483	$1,389,658
Supplemental disclosure of cash flow information
Cash paid for interest	$150,314	$155,299
Cash paid for income taxes	$1,316,133	$79,764

Supplemental schedule of noncash financing activities
Accrual of deferred financing costs	$750,000	$-

See accompanying notes to the unaudited condensed consolidated financial statements

NYM HOLDING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Description of Business

NYM Holding, Inc. (“Holding”) was incorporated in the State of Delaware on December 30, 2014. Effective December 31, 2014, Holding entered into a Contribution Agreement (the “Agreement”) whereby the common stockholders of the eleven entities contributed their stocks to Holding in exchange for all of Holding’s outstanding shares. Upon completion of the share exchanges, these entities became wholly-owned subsidiaries of Holding (hereafter collectively referred to as “New York Mart Group”, or the “Company”).

In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the transaction consummated through the Agreement has been accounted for as a transaction among entities under common control since the same shareholder owns all these eleven entities prior to the execution of the Agreement. The unaudited condensed consolidated financial statements of the Company have been prepared to report results of operations for the period in which the transfer occurred as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period presented, in this case April 1, 2014. Results of operations for that period comprise those of the previously separate entities combined from the beginning of the period to the end of the period. By eliminating the effects of intra-entity transactions in determining the results of operations for the period before the combination, those results will be on substantially the same basis as the results of operations for the period after the date of combination. The effects of intra-entity transactions on current assets, current liabilities, revenue, and cost of sales for periods presented and on retained earnings (accumulated deficit) at the beginning of the periods presented are eliminated to the extent possible. Furthermore, 805-50-45-5 indicates that the financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information.

The Company is an Asian/Chinese supermarket chain with multiple retail locations and its own distribution operations, all located along the East Coast of the United States, including New York, Massachusetts and Florida. The Company offers seafood, vegetables, meat, fruit, frozen goods, groceries, and bakery products through its retail stores.

On July 25, 2016, the Company entered into the Merger Agreement with E-Compass Acquisition Corporation (“E-Compass”), iFresh Inc. (“iFresh”) and iFresh Merger Sub Inc. (“Merger Sub”). iFresh is a whole-owned subsidiary of E-Compass and was formed for the sole purpose of the merger of the E-Compass, in which iFresh will be the surviving corporation (the “Redomestication Merger”). E-Compass will be merged with and into iFresh. Immediately after the Redomestication Merger, Merger Sub would be merged with and into the Company, resulting in the Company being a wholly owned subsidiary of iFresh (the “Merger”). The transaction would constitute a business combination.

On February 10, 2017, after the Redomestication, Merger Sub merged with and into NYM, resulting in NYM being a wholly owned subsidiary of iFresh. NYM’s stockholders received an aggregate of: (i) $5 million in cash, plus, (ii) 12,000,000 shares of the iFresh’s common stock (the deemed value of the shares in the Merger Agreement) as consideration. At closing, iFresh executed an option agreement to acquire up to an additional four supermarkets prior to March 31, 2017 for aggregate consideration of $10 million in cash (see Note 6).

2. Basis of Presentation and Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of Holding and its wholly owned subsidiaries in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All material intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared and presented in accordance with U.S. GAAP and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The unaudited interim condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto for the fiscal year ended March 31, 2016.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s financial position as of December 31,2016, its results of operations and its cash flows for the nine months ended December 31, 2016 and 2015, as applicable, have been made. The unaudited interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

The Company has two reportable and operating segments. The Company’s Chief Executive Officer is the Chief Operating Decision Maker (“CODM”). The CODM bears ultimate responsibility for, and is actively engaged in, the allocation of resources and the evaluation of the Company’s operating and financial results.

3. Summary of Significant Accounting Policies

Significant Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company’s critical accounting estimates included, but are not limited to: allowance for estimated uncollectible receivables, inventory valuations, lease assumptions, impairment of long-lived assets, impairment of intangible assets, and income taxes. Actual results could differ from those estimates.

Reclassification

Certain prior period amounts have been reclassified to confirm the current period presentation.

Restricted Cash

Restricted cash represents cash held by depository banks in order to comply with the provisions of certain debt agreements.

Accounts Receivable

Accounts receivables consist primarily of uncollected amounts from customer purchases (primarily from the Company’s two distribution operations), credit card receivables, and food stamp vouchers and are presented net of an allowance for estimated uncollectible amounts.

The Company periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. Once collection efforts have been exhausted, the account receivable is written off against the allowance.

Inventories

Inventories consist of merchandise purchased for resale, which are stated at the lower of cost or market. The cost method is used for wholesale and retail perishable inventories by assigning costs to each of these items based on a first-in, first-out (FIFO) basis (net of vendor discounts).

The Company’s wholesale and retail non-perishable inventory is valued at the lower of cost or market using weighted average method.

Operating Leases

The Company leases retail stores, warehouse facilities and administrative offices under operating leases. Incentives received from lessors are deferred and recorded as a reduction of rental expense over the lease term using the straight-line method. Store lease agreements generally include rent escalation provisions. The Company recognizes escalations of minimum rents as deferred rent and amortizes these balances on a straight-line basis over the term of the lease.

Capital Lease Obligations

The Company has recorded capital lease obligations for equipment leases at both December 31, 2016 and March 31, 2016. In each case, the Company was deemed to be the owner under lease accounting guidance. Further, each lease contains provisions indicating continuing involvement with the equipment at the end of the lease period. As a result, in accordance with applicable accounting guidance, related assets subject to the leases are reflected on the Company’s consolidated balance sheets and amortized over the lesser of the lease term or their remaining useful lives. The present value of the lease payments associated with the equipment is recorded as capital lease obligations.

Deferred financing costs

The Company presents deferred financing costs as a reduction of the carrying amount of the debt rather than as an asset. Deferred financing costs are amortized over the term of the related debt using the effective interest method and reported as interest expense in the unaudited condensed consolidated financial statements.

Fair Value Measurements

The Company records its financial assets and liabilities in accordance with the framework for measuring fair value in accordance with U.S GAAP. This framework establishes a fair value hierarchy that prioritizes the inputs used to measure fair value:

Level 1: Quoted prices for identical instruments in active markets.

Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Fair value measurements of nonfinancial assets and nonfinancial liabilities are primarily used in the impairment analysis of intangible assets and long-lived assets.

Cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and other current assets, advances to related parties, accounts payable, deferred revenue and accrued expenses approximate fair value because of the short maturity of those instruments. Based on comparable open market transactions, the fair value of the lines of credit and other liabilities, including current maturities, approximated their carrying value as of December 31, 2016 and 2015, respectively. The Company’s estimates of the fair value of line of credit and other liabilities (including current maturities) were classified as Level 2 in the fair value hierarchy.

Revenue Recognition

For retail sales, revenue is recognized at the point of sale. Discounts provided to customers at the time of sale are recognized as a reduction in sales as the discounted products are sold. Sales taxes are not included in revenue. Proceeds from the sale of coupons are recorded as a liability at the time of sale, and recognized as sales when they are redeemed by customers. For wholesales sales, revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, the Company has no other obligations and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an update ("ASU 2014-09") establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”).  ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance.  ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures.  In August 2015, the FASB issued an update (“ASU 2015-14”) to ASC 606, Deferral of the Effective Date, which defers the adoption of ASU 2014-09 to interim and annual reporting periods in fiscal years that begin after December 15, 2017.  In March 2016, the FASB issued an update (“ASU 2016-08”) to ASC 606, Principal versus Agent Considerations (Reporting Revenue Gross versus Net), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard pursuant to ASU 2014-09.  In April 2016, the FASB issued an update (“ASU 2016-10”) to ASC 606, Identifying Performance Obligations and Licensing, which clarifies guidance related to identifying performance obligations and licensing implementation guidance contained in ASU 2014-09.  In May 2016, the FASB issued an update (“ASU 2016-12”) to ASC 606, Narrow-Scope Improvements and Practical Expedients, which amends certain aspects of the new revenue recognition standard pursuant to ASU 2014-09. The Company is permitted to use either the retrospective or the modified retrospective method when adopting these standards. The Company is continuing to evaluate the impact of the adoption of these standards on its consolidated financial statements, and have not yet concluded on the method of adoption.

In March 2016, the FASB issued ASU No. 2016-04, “Liabilities-Extinguishments of Liabilities (Subtopic 405-20): Recognition of breakage for certain prepaid stored-value products.” ASU No. 2016-04 provides a narrow scope exception to the guidance in Subtopic 405-20 to require that stored-value breakage be accounted for consistently with the breakage guidance in Topic 606. The amendments in this update contain specific guidance for derecognition of prepaid stored-value product liabilities, thereby eliminating the current and potential future diversity. This guidance will be effective for the Company for its fiscal year 2019, with early adoption permitted. The Company expects that the adoption of this ASU would not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In May 2016, the FASB issued ASU 2016-11, “Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting”, The amendments rescinds SEC paragraphs pursuant to two SEC Staff Announcements at the March 3, 2016 Emerging Issues Task Force (EITF) meeting. Specifically, registrants should not rely on the following SEC Staff Observer comments upon adoption of Topic 606: 1) Revenue and Expense Recognition for Freight Services in Process, which is codified in paragraph 605-20-S99-2; 2) Accounting for Shipping and Handling Fees and Costs, which is codified in paragraph 605-45-S99-1; 3) Accounting for Consideration Given by a Vendor to a Customer (including Reseller of the Vendor’s Products), which is codified in paragraph 605-50-S99-1; 4) Accounting for Gas-Balancing Arrangements (i.e., use of the “entitlements method”), which is codified in paragraph 932-10-S99-5, which is effective upon adoption of ASU 2014-09. The Company expects that the adoption of this ASU would not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"), which reduces the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company expects that the adoption of this ASU would not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, "Statement of Cash Flows: Restricted Cash". The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including an adoption in an interim period. The amendments in this update should be applied using a retrospective transition method to each period presented. The adoption of this ASU on the statement of cash flows will increase cash and cash equivalents by the amount of the restricted cash on the Company’s consolidated financial statements.

No other new accounting pronouncements issued or effective had, or are expected to have, a material impact on the Company’s consolidated financial statements.

4. Accounts Receivable

A summary of accounts receivable, net is as follows:

	December 31,	March 31,
	2016	2016
Customer purchases	$2,181,777	$1,748,562
Credit card receivables	341,964	127,314
Food stamps	173,392	88,576
Others	35,580	26,621
Total accounts receivable	2,732,713	1,991,073
Allowance for bad debt	(176,540)	(176,540)
Accounts receivable, net	$2,556,173	$1,814,533

5. Inventories

A summary of inventories, net is as follows:

	December 31,	March 31,
	2016	2016
Non-perishables	$7,925,087	$7,067,538
Perishables	1,677,702	1,193,725
Inventories	9,602,789	8,261,263
Allowance for slow moving or defective inventories	(80,411)	(60,706)
Inventories, net	$9,522,378	$8,200,557

6. Advances and receivables - related parties

A summary of advances and receivables - related parties is as follows:

	December 31,	March 31,
Entities	2016	2016
New York Mart, Inc.	$775,014	$124,264
New York Mart N. Miami Inc.	2,878,905	935,669
Pacific Supermarkets Inc.	796,076	993,294
NY Mart MD Inc.	3,330,356	2,293,992
New York Mart CT Inc.	556,725	-
Advances - related parties	$8,337,076	$4,347,219

New York Mart, Inc.	539,866	241,919
Pacific Supermarkets Inc.	458,958	259,604
NY Mart MD Inc.	1,646,937	519,260
New York Mart CT Inc.	206,055	-
Receivables – related parties	2,851,816	1,020,783
Total advances and receivables – related parties	$11,188,982	$5,368,002

Except for advanced funds to and receivables due from New York Mart CT Inc., the Company has advanced funds to related parties and long-term accounts receivable due from the related parties with the intention of converting these advances and receivables into deposits towards the purchase price upon acquisitions of the other four entities, which are directly or indirectly owned by Mr. Long Deng, the majority shareholder and the Chief Operating Officer of the Company. The long-term accounts receivable due from the related parties relate to the sales to these related parties (see Note 14). The advances and receivables are interest free, repayable on demand, and guaranteed by Mr. Long Deng. The Company expects to complete acquisitions of these entities, except for New York Mart CT Inc., in 2017.

7. Property and Equipment

	December 31,	March 31,
	2016	2016
Furniture, fixtures and equipment	$12,074,104	$11,810,274
Automobiles	2,185,147	1,872,679
Leasehold improvements	1,809,776	1,653,743
Software	6,735	6,735
Total property and equipment	16,075,762	15,343,431
Accumulated depreciation and amortization	(6,738,692)	(5,573,049)
Property and equipment, net	$9,337,070	$9,770,382

Depreciation and amortization expense for the three months ended December 31, 2016 and 2015 was $387,135 and $337,108, respectively. Depreciation and amortization expense for the nine months ended December 31, 2016 and 2015 was $1,165,643 and $1,012,263, respectively.

8. Intangible Assets

A summary of the activities and balances of intangible assets are as follows:

	Balance at		Balance at
	March 31,		December 31,
	2016	Additions	2016
Gross Intangible Assets
Acquired leasehold rights	$2,500,000	$-	$2,500,000
Total intangible assets	$2,500,000	$-	$2,500,000
Accumulated Amortization
Total accumulated amortization	$(1,066,667)	$(99,999)	$(1,166,666)
Intangible assets, net	$1,433,333	$(99,999)	$1,333,334

	Balance at		Balance at
	March 31,		December 31,
	2015	Additions	2015
Gross Intangible Assets
Acquired leasehold rights	$2,500,000	$-	$2,500,000
Total intangible assets	$2,500,000	$-	$2,500,000
Accumulated Amortization
Total accumulated amortization	$(933,333)	$(100,001)	$(1,033,334)
Intangible assets, net	$1,566,667	$(100,001)	$1,466,666

Amortization expense was $99,999 and $100,001 for the nine months ended December 31, 2016 and 2015, respectively and $33,333 and $33,335 for the three months ended December 31, 2016 and 2015, respectively. Future amortization associated with the net carrying amount of definite-lived intangible assets is as follows:

Year Ending December 31
2017	$133,333
2018	133,333
2019	133,333
2020	133,333
2021	133,333
Thereafter	666,669
Total amortization	$1,333,334

9. Debt

A summary of the Company’s debt is as follows:

	December 31,	March 31,
	2016	2016
Lines of credit
Bank of America	-	3,492,695
Hong Kong and Shanghai Banking Corporation (“HSBC”)	-	99,099
Total borrowings against lines of credit	-	3,591,794
Less: current portion		(30,185)
Borrowings against lines of credit, non-current	$-	$3,561,609

Term Loan-KeyBank National Association	15,000,000	-
Less: Deferred financing cost	(912,500)	-
Less: current portion	(801,671)	-
Borrowings against lines of credit, non-current	$13,285,829	$-

KeyBank National Association (“KeyBank”) – Senior Secured Credit Facilities

On December 23, 2016, Holding, as borrower, entered into a senior secured credit facility agreement with Key Bank National Association (“KeyBank” or “Lender”). The credit agreement provides for (1) a revolving credit of $5,000,000 for making advance and issuance of letter of credit, (2) $15,000,000 of effective date term loan and (3) $5,000,000 of delayed draw term loan. The interest rate is equal to (1) the Lender’s “prime rate” plus 0.95%, or (b) the Adjusted LIBOR rate plus 1.95%. Both the termination date of the revolving credit and the maturity date of the term loans are December 23, 2021. The Company will pay a commitment fee equal to 0.25% of the undrawn amount of the Revolving Credit Facility and 0.25% of the unused Delayed Draw Term Loan Facility. No withdrawal against the credit line has been made as of December 31, 2016

As of December 31, 2016, $15,000,000 of the term loan has been funded by the lender. The Company is required to make fifty-nine consecutive monthly payments of principal and interest in the amount of $142,842 starting from February 1, 2017 and a final payment of the then entire unpaid principal balance of the term loan, plus accrued interest on the maturity date. On December 23, 2016, the Company used the proceeds from the loan term to pay off the outstanding balance under the Bank of America credit line agreement and HSBC line of credit discussed below.

The Delayed Draw Term Loan shall be advanced on the Delayed Draw Funding date, which is no later than December 23, 2021. No advances under the Delayed Draw Term Loan have been made as of the filing date of this report.

The senior secured credit facility is secured by all assets of the Company and is jointly guaranteed by the Company and its subsidiaries and contains financial and restrictive covenants. The financial covenants require Holding to deliver audited consolidated financial statements within one hundred twenty days after the fiscal year end and to maintain a fixed charge coverage ratio not less than 1.1 to 1.0 and senior funded debt to earnings before interest, tax, depreciation and amortization (“EBITDA”) ratio less than 3.0 to 1.0 at the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2017. Except as stated below, the senior secured credit facility is subject to customary events of default. It will be an event of default if Mr. Long Deng resigns, is terminated, or is no longer actively involved in the management of NYM and a replacement reasonably satisfactory to the Lender is not made within sixty (60) days after such event takes place.

On February 16, 2017, the Company and the Lender entered into a waiver and first amendment to the credit agreement, pursuant to which the Lender agreed to extend the time for the Company to comply with certain post-closing items contained in the Credit Agreement and waived for 60 days a default by Strong America to the Credit Agreement. The default resulted from a guaranty that Strong America provided to a third party that was previously undisclosed to the Lender. The Company paid the Lender $7,500 in connection with credit agreement and waiver.

Maturities of borrowings against the term loan under this credit facility for each of the next five years are as follows:

Year Ending December 31,

2017	$984,171
2018	1,119,809
2019	1,170,086
2020	1,222,621
2021	10,503,313
Total	$15,000,000

Simultaneously, the Company entered into an escrow agreement with Carnelian Bay Capital Inc. (“CBC”), a stockholder of E-compass, and Loeb & Loeb LLP, acting as the escrow agent, pursuant to which, the Company agreed to set aside $1,030,000 (the “Escrow Fund”) from the proceeds received from the effective date term loan to pay for certain expenses associated with the Merger. The Escrow Fund will be released upon the joint written instruction of the Company and CBC after the earlier to occur of (1) the closing of the Merger, and (2) February 18, 2017.

Bank of America - line of credit

On July 2, 2015, the Company’s subsidiary, Strong America Limited, as borrower, entered into a separate credit agreement with Bank of America. The credit agreement provided for a revolving credit of $3,500,000 (“BOA Facility No.1 Commitment”). The line of credit was to mature on July 2, 2017. The interest rate was equal to the LIBOR daily floating rate plus 3.5%. Under the same credit agreement on July 2, 2015, BOA agreed to provide a term loan to the Company in the amount of $160,000 (“BOA Facility No. 2 Commitment”). The term loan was to mature on July 20, 2020. The annual interest rate was 4.4%. Equipment and fixtures, inventory and receivables, with an aggregated carrying value of approximately $6 million as of December 31, 2016, owned by borrower were collateral for this line of credit. BOA Facility No.1 Commitment and BOA Facility No. 2 Commitment were unconditionally guaranteed by related parties of the Company.

The BOA Facility No.1 Commitment and BOA Facility No. 2 Commitment contain financial and restrictive covenants. The proceeds of BOA Facility No.1 Commitment were used for business purposes only and proceeds of BOA Facility No. 2 Commitment were used to pay off a loan from Volvo Financial Services to the borrower (See Note 11). The financial covenants require Strong America Limited to maintain a tangible net worth equal to at least $3,500,000 on a quarterly basis, and a basic fixed charge coverage ratio of at least 1.15:1.

In December 2016, the Company paid off the outstanding balance of the line of credit and term loan using the term loan proceeds from KeyBank discussed above.

Interest expense related to this credit facility was $112,800 and $108,676 for the nine months ended December 31, 2016 and 2015, respectively. Interest expense related to this credit facility was $44,610 and $43,642 for the three months ended December 31, 2016 and 2015, respectively.

Hong Kong and Shanghai Banking Corporation - line of credit

On July 9, 2004 the Company’s subsidiary, New York Supermarket East Broadway Inc., as borrower, entered into a business line of credit agreement with Hong Kong and Shanghai Banking Corporation (“HSBC”). The business line of credit agreement provided for a revolving credit of $100,000. The interest rate was floating at the Wall Street Journal Prime rate plus 2%. Obligations under the line of credit with HSBC were personally guaranteed by Mr. Long Deng, the Company’s majority shareholder. The agreement did not specify a maturity date. In December 2016, the Company paid off the outstanding balance of this line of credit using the term loan proceeds from KeyBank discussed above.

Interest expense related to this line of credit with HSBC was $4,482 and $4,041 for the nine months ended December 31, 2016 and 2015 and $2,635 and $1,338 for the three months ended December 31, 2016 and 2015, respectively.

10. Notes Payable

Notes payables consist of the following:

	December 31,	March 31,
	2016	2016
Expressway Motors Inc.
Secured by vehicle, 0%, principal of $490 due monthly through April 9, 2019	$13,716	$18,124
Secured by vehicle, 2.99%, principal and interest of $593 due monthly through February 1, 2021	27,812	32,455
Secured by vehicle, 0%, principal of $515 due monthly through April 24, 2019	11,780	11,780
Southeast Toyota Finance
Secured by vehicle, 6.84%, principal and interest of $777 due monthly through July 26, 2016	-	3,817
Hitachi Capital America Corp.
Secured by vehicle, 6.95%, principal and interest of $2,109 due monthly through September 18, 2019	63,187	80,076
Secured by vehicle, 7.35%, principal and interest of $2,219 due monthly through November 7, 2017	23,531	41,641
Secured by vehicle, 7.10%, principal and interest of $2,094 due monthly through March 28, 2018	29,970	48,526
Secured by vehicle, 6.99%, principal and interest of $2,170 due monthly through March 10,2019	54,076	-
Triangle Auto Center, Inc.
Secured by vehicle, 4.02%, principal and interest of $890 due monthly through January 28, 2021	40,077	47,466
Colonial Buick GMC
Secured by vehicle, 8.64%, principal and interest of $736 due monthly through February 1, 2020	24,348	29,191
Milea Truck Sales of Queens Inc.
Secured by vehicle, 8.42%, principal and interest of $4,076 due monthly through July 1, 2019	113,188	141,709
Secured by vehicle, 4.36%, principal and interest of $1,558 due monthly through February 20, 2018	25,634	34,311
Isuzu Finance of America, Inc.
Secured by vehicle, 6.99%, principal and interest of $2,200 due monthly through October 1, 2018	45,296	62,222
Koeppel Nissan, Inc.
Secured by vehicle, 3.99%, principal and interest of $612 due monthly through January 18, 2021	27,584	32,160
Secured by vehicle, 0.9%, principal and interest of $739due monthly through March 14, 2020	28,396	34,826
Secured by vehicle, 7.86%, principal and interest of $758 due monthly through June 1, 2022	40,512	-
Lee's Autors, Inc.
Secured by vehicle, 0.9%, principal and interest of $832 due monthly through July 22, 2017	5,806	14,046
Silver Star Motors
Secured by vehicle, 4.22%, principal and interest of $916 due monthly through June 1, 2021	45,736	-
Wells Fargo
Secured by vehicle, 4.83%, principal and interest of $666 due monthly through June 1, 2021	32,265	-
BMO
Secured by vehicle, 5.99%, principal and interest of $1,924 due monthly through July 1, 2020	92,100	-

Total Notes Payable	$745,014	$632,350
Current maturities	(276,055)	(208,059)
Long-term debt, net of current maturities	$468,959	$424,291

All notes payables are secured by the underlying financed automobiles.

Maturities of the notes payables for each of the next five years are as follows:

Year Ending December 31,

2017	$276,055
2018	212,781
2019	141,895
2020	75,664
2021	38,621
total	$745,016

11. Capital lease obligations

The following capital lease obligations are included in the unaudited condensed consolidated balance sheets:

	December 31,	March 31,
	2016	2016
Capital lease obligations:
Current	$35,963	$48,303
Long-term	14,784	40,468
Total obligations	$50,747	$88,771

Interest expense on capital lease obligations for the nine months ended December 31, 2016 and 2015 amounted to $1,942 and $4,151, respectively, and $538 and $1,297 for the three months ended December 31, 2016 and 2015, respectively.

Future minimum lease payments under the capital leases are as follows:

Year Ending December 31,

2017	$37,004
2018	14,348
2019	552
Total minimum lease payments	51,904
Less: Amount representing interest	(1,157)
Total	$50,747

12. Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management's assessment, the Company has determined that it has two operating segments as defined by ASC 280, consisting of wholesale and retail operations.

The primary financial measures used by the Company to evaluate performance of individual operating segments are sales and income before income tax provision.

The following table presents summary information by segment for the nine and three months ended December 31, 2016 and 2015, respectively:

	Nine months ended December 31, 2016
	Wholesale	Retail	Total

Net sales	$17,430,676	$79,663,230	$97,093,906
Cost of sales	13,743,782	57,818,437	71,562,219
Occupancy costs	-	5,396,778	5,396,778
Gross profit	$3,686,894	$16,448,015	$20,134,909

Interest expense, net	$145,051	$7,500	$152,551
Depreciation and amortization	$173,657	$1,091,985	$1,265,642
Capital expenditure	$327,096	$405,233	$732,329
Segment income before income tax provision	$306,231	$1,593,184	$1,899,415
Income tax provision	$29,853	$824,890	$854,743
Segment assets	$6,764,786	$38,614,581	$45,379,367

	Nine months ended December 31, 2015
	Wholesale	Retail	Total

Net sales	$14,838,848	$83,381,418	$98,220,266
Cost of sales	11,859,774	60,704,298	72,564,072
Occupancy costs	-	5,286,798	5,286,798
Gross profit	$2,979,074	$17,390,322	$20,369,396

Interest expense, net	$149,601	$16,426	$166,027
Depreciation and amortization	$144,950	$967,314	$1,112,264
Capital expenditure	$24,582	$893,663	$918,245
Segment income before income tax provision	$156,671	$5,015,179	$5,171,850
Income tax provision	$70,502	$2,256,831	$2,327,333
Segment assets	$7,328,461	$22,854,317	$30,182,778

	Three months ended December 31, 2016
	Wholesale	Retail	Total

Net sales	$7,019,624	$27,897,490	$34,917,114
Cost of sales	5,893,051	19,828,626	25,721,677
Occupancy costs	-	1,791,325	1,791,325
Gross profit	$1,126,573	$6,277,539	$7,404,112

Interest expense, net	$58,495	$3,765	$62,260
Depreciation and amortization	$62,438	$358,030	$420,468
Capital expenditure	$-	$124,796	$124,796
Segment income (loss) before income tax provision	$(31,878)	$1,138,373	$1,106,495
Income tax provision	$17,391	$480,538	$497,929
Segment assets	$6,764,786	$38,614,581	$45,379,367

	Three months ended December 31, 2015
	Wholesale	Retail	Total

Net sales	$5,643,678	$29,087,178	$34,730,856
Cost of sales	4,275,057	21,061,906	25,336,963
Occupancy costs	-	1,746,055	1,746,055
Gross profit	$1,368,621	$6,279,217	$7,647,838

Interest expense, net	$54,929	$2,647	$57,576
Depreciation and amortization	$43,258	$327,184	$370,442
Capital expenditure	$10,793	$293,409	$304,202
Segment income before income tax provision	$129,506	$2,056,702	$2,186,208
Income tax provision	$58,278	$925,516	$983,794
Segment assets	$7,328,461	$22,854,317	$30,182,778

13. Income Taxes

The Company is taxed as a corporation for income tax purposes and as a result of the “Contribution Agreement” entered into in December 31, 2014 the Company has elected to file a consolidated federal income tax return with its eleven subsidiaries. The Company and the shareholders of the eleven entities, as parties to the Contribution Agreement, entered into a tax-free transaction under Section 351 of the Internal Revenue Code of 1986 whereby the eleven entities became wholly owned subsidiaries of the Company. As a result of the tax-free transaction and the creation of a consolidated group, the subsidiaries are required to adopt the tax year-end of its parent, Holding. Holding was incorporated on December 30, 2014 and has adopted a tax-year end of March 31.

Certain of the subsidiaries have incurred net operating losses (“NOL”) in tax years ending prior to the Contribution Agreement. The net operating losses are subject to the Separate Return Limitation Year (“SRLY”) rules which limit the utilization of the losses to the subsidiaries who generated the losses. The SRLY losses are not available to offset taxable income generated by members of the consolidated group.

The Company has a number of open tax years which include the tax years ended March 31, 2014, April 30, 2014, December 31, 2014 and March 31, 2015 that have not been filed by some of its subsidiaries for years prior to the effective date of the Contribution Agreement. The Company believes that the accruals for the income taxes reflect the most likely outcome for the unfiled tax years. The Company had approximately $44,000 and $30,000 of interest and penalties accrued at December 31, 2016 and March 31, 2015, respectively.

Based upon management’s assessment of all available evidence, the Company believes that it is more-likely-than-not that the deferred tax assets, primarily for certain of the subsidiaries SRLY NOL carry-forwards will not be realizable; and therefore, a full valuation allowance is established for SRLY NOL carry-forwards. The valuation allowance for deferred tax assets was approximately $904,000 as of December 31, 2016 and March 31, 2016.

There was no change in valuation allowance for deferred tax assets for each of the three and nine months ended December 31, 2016 and December 31, 2015.

The Company has approximately $2,231,000 and $2,486,000 of US NOL carry forward of which approximately $2,231,000 and $2,231,000 are SRLY NOL as of December 31, 2016 and March 31, 2016, respectively. For income tax purpose, those NOLs will expire in the year 2023 through 2034.

Income Tax Provision

The provision for income taxes consists of the following components:

	Nine months ended
	December 31,
	2016	2015
Current:
Federal	$304,983	$840,060
State	237,394	646,390
	542,377	1,486,450

Deferred:
Federal	277,575	746,164
State	34,791	94,719
	312,366	840,883

Total	$854,743	$2,327,333

	Three months ended
	December 31,
	2016	2015
Current:
Federal	$177,667	$351,031
State	138,292	273,237
	315,959	624,268

Deferred:
Federal	161,700	319,486
State	20,270	40,040
	181,970	359,526

Total	$497,929	$983,794

Tax Rate Reconciliation

Following is a reconciliation of the Company’s effective income tax rate to the United State federal statutory tax rate:

	December 31
	2016	2015
Expected tax at U.S. statutory income tax rate	34%	34%
State and local income taxes, net of federal income tax effect	11%	11%
Effective tax rate	45%	45%

Deferred Taxes

The effect of temporary differences included in the deferred tax accounts as follows:

	December 31,	March 31,
	2016	2016
Deferred Tax Asset/ (Liability):
Prepaid expenses	$(18,255)	$(5,061)
Deferred expenses	29,314	47,055
Sec 263A Inventory Cap	(3,849)	(3,315)
Deferred rent	2,397,236	2,215,822
Intangible assets	7,948	8,747
Depreciation and amortization	(2,845,336)	(2,383,829)
Net operating losses	945,420	945,420
Valuation allowance	(904,261)	(904,261)
Net Deferred Tax (Liability)	$(391,783)	$(79,422)

14. Related-Party Transactions

Management Fees, Advertising Fees and Sale of Non-Perishable and Perishable Products to Related Parties

The following is a detailed breakdown of significant management fees, advertising fees and sale of products for the nine and three months ended December 31, 2016 and 2015 to related parties which are directly or indirectly owned by Mr. Long Deng, a majority shareholder, and not eliminated in the unaudited condensed consolidated financial statements. In addition, the outstanding receivables due from these related parties as of December 31, 2016 and March 31, 2016 were included in advances and receivables – related parties (see Note 6).

Nine months ended December 31, 2016
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$36,503	$20,852	$1,419,441
Pacific Supermarkets Inc.	44,026	23,014	2,629,879
NY Mart MD Inc.	36,182	-	1,966,086
Spring Farm Inc.	-	-	6,806
Spicy Bubbles, Inc.	-	-	77,203
Pine Court Chinese Bistro	-	-	119,612
	116,711	$43,866	$6,219,027

Nine months ended December 31, 2015
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$32,506	$18,613	$1,134,438
Pacific Supermarkets Inc.	41,965	21,721	2,449,117
NY Mart MD Inc.	10,123	-	648,259
Spring Farm Inc.	-	-	2,721
Spicy Bubbles, Inc.	-	-	77,071
Pine Court Chinese Bistro	-	-	108,244
	$84,594	$40,334	$4,419,850

Three months ended December 31, 2016
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$12,356	$12,206	$592,939
Pacific Supermarkets Inc.	14,824	12,687	1,007,051
NY Mart MD Inc.	12,467	-	928,667
Spring Farm Inc.	-	-	1,392
Spicy Bubbles, Inc.	-	-	25,383
Pine Court Chinese Bistro	-	-	34,434
	$39,647	$24,893	$2,589,866

Three months ended December 31, 2015
Related Parties	Management Fees	Advertising Fees	Non-Perishable & Perishable Sales
New York Mart, Inc.	$10,561	$5,513	$403,806
Pacific Supermarkets Inc.	13,308	6,293	821,228
NY Mart MD Inc.	10,123	-	418,028
Spring Farm Inc.	-	-	235
Spicy Bubbles, Inc.	-	-	24,900
Pine Court Chinese Bistro	-	-	31,019
	$33,992	$11,806	$1,699,216

Long-Term Operating Lease Agreement with a Related Party

The Company leases a warehouse from a related party that is owned by Mr. Long Deng, the majority shareholder of the Company, and will expire on April 30, 2026. Rent incurred to the related party was $521,000 and $441,000 for the nine months ended on December 31, 2016 and 2015, respectively, and $177,000 and 147,000 for the three months ended on December 31, 2016 and 2015, respectively.

15. Operating Lease Commitments

The Company’s leases include stores, office and warehouse buildings. These leases had an average remaining lease term of approximately 10.3 years as of December 31, 2016.

Rent expense charged to operations under operating leases in the nine months ended December 31, 2016 and 2015 totaled $4,662,132 and $4,896,663, respectively. Rent expense charged to operations under operating leases in the three months ended December 31, 2016 and 2015 totaled $1,543,223 and $1,776,792, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at December 31, 2016 are as follows:

	Non-related parties	Related party	Total
2017	$5,364,013	$708,000	$6,072,013
2018	5,447,025	708,000	6,155,025
2019	5,587,625	708,000	6,295,625
2020	6,969,058	708,000	7,677,058
2021	5,420,128	708,000	6,128,128
Thereafter	53,193,530	3,068,000	56,261,530
Total payments	$81,981,379	$6,608,000	$88,589,379

16. Contingent Liability

The Company is exposed to claims and litigation matters arising in the ordinary course of business and uses various methods to resolve these matters in a manner that we believe best serves the interests of its stakeholders. These matters have not resulted in any material losses to date.

Ming's Supermarket, Inc. ("Ming"), the subsidiary of the Company, is a tenant at a building located at 140-148 East Berkeley Street, Boston, MA (the "Property"), pursuant to a lease dated September 24, 1999 (the "Lease"). The Lease had a 10-year initial term, followed by an option for two additional 10 year terms. Ming has exercised that first option and the Lease has approximately 15 years remaining to run if the second option is also exercised. The Lease also gives Ming a right of first refusal on any sale of the building.

On February 22, 2015, a sprinkler pipe burst in the Property. This caused the Inspectional Services Department of the City of Boston ("ISD") to inspect the Property. The ISD found a number of problems which have prevented further use of the Property. The ISD notified both landlord and tenant that the Property was only permitted for use as an elevator garage and that its use as a warehouse was never permitted and that a conditional use permit must be obtained from the City of Boston to make such use lawful. Moreover, the Property was found to have major structural issues requiring repair, as well as issues with the elevator and outside glass. The result of the ISD's findings are that Ming was ordered not to use the Property for any purpose unless and until the structural and other repairs are completed and its use as a warehouse is permitted by the Boston Zoning Board.

While the Lease provides that the elevator (approximate cost $400,000) and glass repairs (approximate cost $30,000) are the responsibility of the tenant, the structural repairs (approximate cost $500,000) are the landlord's responsibility under the Lease, unless the structural damage was caused by the tenant's misuse of the Property. In this regard Ming has retained an expert who will testify the structural damage to the building was caused by long term water infiltration and is not the result of anything Ming did. Ming initially sought for the landlord to perform the structural repairs and agreed that upon completion of those repairs, Ming would repair the elevator and the broken glass. In addition, Ming asked the landlord to cooperate in permitting use of the Property as a warehouse.

The landlord refused to either perform structural repairs or to cooperate on the permitting. As a result, as of April 2015, Ming stopped paying the landlord rent, since it was barred from using the Property by order of the ISD. The landlord then sued Ming for breach of the Lease and unpaid rent and Ming counterclaimed for constructive eviction and for damages resulting from the landlord's breach of its duty to perform structural repairs under the Lease.

Given the complicated fact pattern and myriad of claims and counterclaims, a reasonable and probable estimate as to the potential exposure, if any, cannot be made at this time. Ming is vigorously contesting any liability on its part for unpaid rent and believes it will recover affirmative damages against the landlord due to Ming's constructive eviction from the Property. The unpaid rent is approximately $469,000 as of December 31, 2016.

While discovery is ongoing and no guaranties or predications can be made at this time as to ultimate outcome, the Company believes that the facts and the law are favorable for Ming's as to both its continuing liability for rent and its affirmative claim to recover damages.

The Company evaluates contingencies on an ongoing basis and has established loss provisions for matters in which losses are probable and the amount of loss can be reasonably estimated, and is not currently a party to any legal proceeding that management believes could have a material adverse effect on the Company’s results of operations, cash flows or balance sheet. Insurance and legal settlement liabilities are included in the “Other current liabilities” line item on the unaudited condensed consolidated balance sheets. The Company believes the recorded accruals in the Company’s unaudited condensed consolidated financial statements are adequate in light of the probable and estimable liabilities.

17. Subsequent Event

For purpose of preparing these unaudited condensed consolidated financial statements, the Company considered events through February 16, 2017, which is the date the unaudited condensed consolidated financial statements were available for issuance. Except the closing of merger with iFresh as disclosed in Note 1 and waiver and first amendment to the credit agreement as disclosed in Note 9, there were no material subsequent events that required recognition or additional disclosure in these unaudited condensed consolidated financial statements.